SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement          [ ] Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.
                   ------------------------------------------

                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
                                ------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:
                                                      --------------------------

(3)     Filing Party:
                      ----------------------------------------------------------

(4)     Date Filed:
                    ------------------------------------------------------------

                      Citizens Bancshares of South Florida







                                 March 29, 2002


Dear Fellow Shareholders:

     It is my pleasure to invite you to attend Citizens Bancshares of South Florida, Inc.'s 2002 Annual Meeting of Shareholders. This year's Annual Meeting will be held at the Collier Athletic Club, located at 710 Goodlette Road, Naples, Florida 34102, on Thursday, April 25, 2002, at 4:00 p.m., Eastern Time. I hope you will be able to attend the Annual Meeting so that I can share with you personally the strides that have been made at the company.

     The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of Citizens Bancshares of South Florida, Inc., as well as a representative of the accounting firm Hill, Barth & King, LLC, will be present at the Annual Meeting to respond to your questions.

     YOUR VOTE IS IMPORTANT. Please sign and date the enclosed Proxy Card promptly and return it in the postage-paid envelope which has been provided. If you are able to attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

     On behalf of the Board of Directors and all the employees of Citizens Bancshares of South Florida, Inc., we look forward to seeing you at the Annual Meeting.

                                           Sincerely,




                                           Michael L. McMullan
                                           President and Chief Executive Officer

                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.




                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002


     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Citizens Bancshares of South Florida, Inc. ("Annual Meeting"), will be held at the Collier Athletic Club located at 710 Goodlette Road, Naples, Florida 34102, on April 25, 2002, at 4:00 p.m., Eastern Time to consider the following proposals:

         Proposal I      The  election  of  four  Class I directors,  each for a
                         three-year term;

         Proposal II     An amendment to our Articles of Incorporation  changing
                         our corporate  name to "Bancshares of Florida, Inc.";

         Proposal III    The  ratification  of  the  appointment  of Hill, Barth
                         & King, LLC as our independent auditors for the fiscal year ending December 31, 2002;

         Proposal IV     The  adjournment  of  the  Annual  Meeting  to  solicit
                         additional   proxies   in   the  event  there  are  not
                         sufficient  votes  to  approve  any  of  the  foregoing
                         Proposals; and

         To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record on that date will be entitled to vote at the Annual Meeting, or any adjournment thereof. In the event there are insufficient votes to approve any of Proposals I, II or III at the Annual Meeting, the Annual Meeting may be adjourned pursuant to Proposal IV, to permit our further solicitation of proxies.

                                           By Order of the Board of Directors,




                                           Michael L. McMullan
                                           President and Chief Executive Officer

Naples, Florida
March 29, 2002

                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.

                              _____________________

                                 PROXY STATEMENT
                              _____________________

                               GENERAL INFORMATION
Annual Meeting

--------------------------------------------------------------------------------
         DATE:                April 25, 2002
         TIME:                4:00 p.m. (Eastern Time)
         LOCATION:            Collier Athletic Club
                              710 Goodlette Road, Naples, Florida 34102
--------------------------------------------------------------------------------

Solicitation and Voting of Proxies

     This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 15, 2002, in connection with the solicitation of proxies by the Board of Directors of Citizens Bancshares of South Florida, Inc. ("Citizens Bancshares"). Proxies obtained by the Board of Directors will be voted at Citizens Bancshares' 2002 Annual Meeting of Shareholders ("Annual Meeting"). Citizens Bancshares' Annual Report, which includes the financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement. The Notice, Proxy Statement, Proxy Card and 2001 Annual Report are first being mailed to shareholders on or about March 29, 2002.

     Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting to vote in person. To vote by proxy, please indicate your preference in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are given, proxies will be voted:

         "FOR" the election of the four Class I director nominees;

         "FOR" an amendment to our Articles of Incorporation changing our corporate name to "Bancshares of Florida, Inc.";

         "FOR" the ratification of the appointment of Hill, Barth & King, LLC, as our independent auditors for the fiscal year ending December 31, 2002; and, if necessary,

         "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve Proposals I, II or III.

We know of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the enclosed Proxy Card.

                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

     It is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Revocation of Proxy

     Your presence at the Annual Meeting will not automatically revoke your proxy. You may revoke your proxy at any time prior to its exercise, however, by simply:

         o delivering a written notice of revocation to us;
         o delivering a duly executed proxy bearing a later date to us; or
         o attending the Annual Meeting and voting in person.

Voting Procedures

     Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act ("Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Articles of Incorporation provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

     Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

     If your shares are held in "street name," under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers' shares on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' shares on routine matters, those shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot independently vote its customer's shares on non-routine matters. Accordingly, those shares are not counted as votes against a non-routine matter, but rather not counted at all for those matters. There is one non-routine matter being acted on at the Annual
Meeting: Proposal II, amending our Articles of Incorporation. We, therefore, encourage you to provide instructions to your brokerage firm as to how your shares should be voted. This ensures your shares will be voted at the Annual Meeting.

     The close of business on March 15, 2002, has been fixed by the Board of Directors as the "record date" for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 1,201,370 shares of Citizens Bancshares stock outstanding, held by approximately 422 shareholders.




                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

Principal Stockholders

         The following table contains information regarding the only people known to us to be the beneficial owners of 5% or more of the outstanding shares of common stock as of the record date.


       Name of Beneficial Owner                  Number of Shares (1)                      Percent of Class
       ------------------------                  --------------------                      ----------------
LaVonne Johnson                                         112,651                                  9.30%
361 Polynesia Court
Marco Island, Florida 34145
_________________

(1)      Includes shares for which the named person:
         o may acquire through the exercise of vested stock options or warrants,
         o has sole voting and investment power,
         o has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program.

                           BOARD OF DIRECTORS MEETINGS

     During the year ended December 31, 2001, the Board of Directors held five meetings. All of our directors attended at least 75% of the total meetings of the Board of Directors, except for Bernard L. Turner, who attended 60% of such meetings. Members of the Board are not compensated for their service or attendance at meetings.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has two standing committees - the Executive Committee and the Audit Committee. The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Citizens Bancshares under Florida law. The members of the Executive Committee are Earl L. Frye (Chairman), Donald R. Barber, Joe B. Cox, John B. James, LaVonne Johnson, and Michael L. McMullan.

     The Audit Committee reviews Citizens Bancshares' auditing, accounting, financial reporting and internal control functions. This committee recommends the independent auditor and reviews its services. The Audit Committee has not adopted a formal charter.

     Audit Committee Report: During 2002 and 2001, the Audit Committee reviewed and discussed with FPB's and the Bank's management and independent auditors:

         o our audited financial statements for the fiscal year ended December 31, 2001;
         o those matters required to be discussed by Statement on Auditing Standards 61; and
         o the written disclosures and letter from the independent auditor regarding its independence as required by Independence Standards Board Standard No. 1.



                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

Based upon those reviews and discussions, the Audit Committee recommended that our audited financial statements be included in our Form 10-KSB for the fiscal year ended December 31, 2001. The members of the Audit Committee are: Bernard L. Turner (Chairman), John B. James, LaVonne Johnson, Luc C. Mazzini, DDS, Caroline Beasley (Director of Citizens National Bank of Southwest Florida), and Thomas M. Whelan (Chief Financial Officer).

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Board of Directors is presently comprised of 12 members, as set by the Board of Directors pursuant to its authority under our Articles of Incorporation and Bylaws. Each director also serves as a director of our wholly-owned subsidiary Citizens National Bank of Southwest Florida ("Citizens National"). Our Articles of Incorporation provide that directors shall be divided into three classes, which each serve for staggered three-year terms. This year, four Class I directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

     The four nominees, Stanley W. Hole, LaVonne Johnson, Luc C. Mazzini, DDS, and Donald R. Barber, have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

     Information relating to the business experience and age of each director is set forth below. Also included is information related to our non-director officer.


DIRECTOR NOMINEES
CLASS I DIRECTORS
TERMS TO EXPIRE IN 2005

     Donald R. Barber, 58, is President and CEO of Boran Craig Barber Construction Co., Inc. His former positions include ten years as Vice President and Chief Estimator of Boran Craig Schreck Construction Co., Inc., as well as seven years with Krehling Homes in Naples managing the administrative responsibilities for construction of more than 700 single-family homes. Mr. Barber received his B.S. in Building Construction in 1965 from the University of Florida. Mr. Barber has previously been affiliated with Southern Building Code Congress International, Inc., Associated Builders & Contractors, Inc., the National Association, for which of Homebuilders, Boy Scouts of America, Collier Building Industry Association, and Collier County Builders & Contractors Association where he was named Builder of the Year in 1987.

     Stanley W. Hole, 70, is Chairman Emeritus of Hole, Montes & Associates, a Naples-based civil engineering firm of which Mr. Hole was President when he retired in 1997. The firm's primary emphasis is on water and wastewater projects and land development projects. Hole, Montes & Associates was instrumental in the development of Collier County's Water and Wastewater Master Plans, East and South

                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

Naples Sewer Evaluation Survey, and South Collier County Regional Wastewater Transmission and Effluent Reuse Systems. Mr. Hole has also served as the Chairman of the South Florida Water Management District, as Chairman of the Florida Keys Aqueduct Authority and as Chairman of the Regional Planning Council. Throughout his career as a civil engineer, Mr. Hole has been an active teacher and lecturer, an author of numerous professional articles and books and has accepted gubernatorial appointments to various legislative committees concerned with water use and management issues. His involvement in the community includes membership on several boards of directors, such as the American Heart Association, Chamber of Commerce, Economic Development Council, Collier County Education Foundation and the City of Naples Planning Advisory Board. He is on the board of Naples Community Hospital, where he serves on the Executive Committee, the Bio Ethics Committee and chairs the Building Committee. Mr. Hole received his undergraduate degree from the University of Miami.

     LaVonne Johnson, 69, is a retired Planner and Project Director for Allegheny County, Pennsylvania. She and her husband maintain residences in both Pittsburgh, Pennsylvania and Marco Island, Florida. Mrs. Johnson began investing in real estate in Collier County in 1974 and in 1980 constructed a home on Marco Island. Currently, Mrs. Johnson is a member of the Art League of Marco Island and the Association of University Women, and serves as a Certified Tutor through the literacy program of the Collier County Library system. Mrs. Johnson has served in various elected capacities in Minnesota, including member of the Board of Education, County Chairwoman of a political party and delegate to a National Political Convention. In Pennsylvania, Mrs. Johnson served on several civic Boards, including those of the Shakespeare Festival, the Opera Theater in Pittsburgh, the Civic Light Opera Guild and Project Rediscovery, a program which focuses on capable minority children at risk of dropping out of school. Mrs. Johnson received a B.A. degree in Political Science and Sociology from the University of Pennsylvania and also received a Master of Public Administration degree from the University of Pennsylvania.

     Luc C. Mazzini, DDS, 46, is a licensed dentist in both Florida and Texas and has been practicing General Dentistry for 18 years. His area of specialty is cosmetic and implant dentistry. Dr. Mazzini has maintained an active dental practice in Collier County since 1990. Dr. Mazzini has at various times served as a member of the Noon Rotary Club of Marco Island, a member of the Marco Island Chamber of Commerce and a member of the board of directors of the San Marco Condominium Association. Dr. Mazzini has also enjoyed memberships in several professional organizations, including the Texas Dental Association, Greater Houston Dental Society, American Dental Association, Florida Dental Association and Collier County Dental Association. Dr. Mazzini received a B.S. degree from the University of Texas and a D.D.S. degree from Baylor College of Dentistry.


CONTINUING DIRECTORS
CLASS II DIRECTORS
TERMS TO EXPIRE IN 2003

     John B. James, 60, is a director of Citizens Bancshares and Citizens National. Mr. James was recently appointed Chief Executive Officer and President of Citizens National and the President for Citizens Capital Management, Inc. Mr. James retired from NationsBank on December 31, 1997, after 30 years in banking. After receiving a degree from Florida State University, Mr. James joined Citizens and Southern National Bank, Atlanta, as a management trainee. He was elected a Vice President of Retail Banking in 1972. In 1978,

                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

Mr. James was promoted to senior Vice President and Senior Credit Officer for Georgia affiliate banks. In 1982, he was promoted to executive Vice President with responsibility for Corporate and Correspondent Banking in the southeastern United States. Mr. James transferred to Tampa in 1989 and served as President of the C&S Hillsborough County Bank. Mr. James has been involved in many civic activities, including Collier County Educational Foundation Board, the Economic Development Council of Collier County, Pelican Bay Business Association Board, has served as a member of the Chamber of Southwest Florida Board, the Lee County Public School Foundation Board, and the Tampa Committee of 100, and has participated in the Leadership Lee and Leadership Southwest Florida Programs.

     Michael L. McMullan, 46, has served as President and CEO of Citizens Bancshares since its incorporation in 1999. He also is Chairman and CEO of Citizens Capital Management, and President and Chief Executive Officer of Bank of Florida (In Organization). He began his career in banking in 1976, completing the Management Trainee Program at First Tennessee National Bank, Memphis. He became President of the Mississippi Bank, Canton Division, in 1981. Subsequently, he managed the retail banking division of Mississippi Bank from 1982 to 1983. He became President of First Mississippi National Bank, Jackson Division, in 1983. In 1984, he accepted the position of Executive Vice President and Manager of the Lending Division at Republic Bank of South Austin in Austin, Texas. In 1990, Mr. McMullan became the commercial banking executive for C & S Bank of Florida's Jacksonville bank. He was transferred to Naples in 1991, where he was named Chief Operating Officer of C & S Bank of Florida's Collier County bank. Subsequent to the merger with NCNB, he was named Senior Banking Executive and Commercial Banking Manager of NationsBank, Collier County. In 1993, he accepted the position of Commercial Banking Executive for NationsBank's Broward County Division and since then has managed the Broward County and Palm Beach divisions and was Florida Market Manager for NationsBank's Financial Strategies Group. His last position with NationsBank, now Bank of America, was that of Manager of the Economic Development Office for the State of Florida. He has served on the boards of directors of the United Way of Jackson, Mississippi and Broward County, Florida; the Boys and Girls Club of Broward County; the advisory board of the Economic Development Councils in Collier County and Broward County; and the Board and Executive Committees of Boy Scouts of America, Central Texas and Central Mississippi regions. Mr. McMullan received a BBS from the University of Mississippi in 1976, and in 1979 received an MBA in Finance and Monetary Policy from Columbia University, New York.

     Bernard L. Turner, 75, is a businessman and developer who has been a resident of Naples for over 28 years and currently serves as Chairman of the Board of the Florida Coastal School of Law, Jacksonville, Florida, which he co-founded in 1994. From 1970 to 1994, Mr. Turner served as President and Chancellor at Walden University, Minneapolis, Minnesota, a fully accredited doctorate level institution. Locally, Mr. Turner has been involved in a health club partnership, a land trust, and has developed an office complex valued in excess of $3 million. Mr. Turner was also an organizing director of the former Citizens National Bank of Naples. He has served as Trustee of the Collier County Economic Development Committee, was the founding Chairman of Creative Living, a non-profit corporation to provide housing for the needy elderly, and was appointed by former Florida Governor Bob Graham as a member of the Board of the State Board of Independent Colleges and Universities. Mr. Turner has previously taught high school, lectured at various universities, and served as an economist for the National Industrial Conference Board.




                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

CLASS III DIRECTORS
TERMS TO EXPIRE IN 2004

     Joe B. Cox, 62, Chairman of the Board of both Citizens Bancshares and Citizens National, is a practicing attorney in Naples. Mr. Cox received a J.D. degree from the University of Tulsa Law School in July 1966. In July 1978, he opened the Naples branch office of Cummings & Lockwood. As Senior Partner, Mr. Cox managed a staff of 23 attorneys and paralegals and a support staff of 28 employees. Mr. Cox is a member of the Oklahoma and Florida Bar Associations, American Bar Association, and the American College of Trust & Estate Counsel, and is a well-regarded lecturer and author. Mr. Cox's community activities include serving as Vice Chairman of the Board of Naples Community Hospital, Chairman of the Board of Naples Day Surgery, Director of the Naples Area Chamber of Commerce, President of the Greater Naples Civic Association, Chairman of the Florida Chamber Foundation Board of Trustees and Vice Chairman of the Federal Judicial Selection Committee, to which he was appointed by Senator Connie Mack.

     Earl L. Frye, 73, is a realtor, developer and former banker who moved to Naples in 1962 from Cincinnati, Ohio. He joined Wesley G. Downing Real Estate and one year later became a full partner, changing the name of the company to Downing-Frye & Associates, Inc. From 1989 to 1992, Mr. Frye was also a broker and partner of USF&G Realty near Baltimore, Maryland. Mr. Frye was responsible for developing the first gated community in Naples, Wilderness Country Club. He also developed one of the first high-rise condominiums in Naples, the 21-story Meridian, in Park Shore. Mr. Frye is a past President of the Naples Area Board of Realtors and Director of the Florida Association of Realtors, as well as past President of the Collier County Society of Real Estate Appraisers. His banking career began in 1968 when he served as a director of First National Bank and Trust Company of Collier County, which later merged with Southwest Florida Banks of Ft. Myers. Southwest Florida Bank later merged with Sovran of Norfolk, Virginia, which became C&S Sovran. C&S Sovran then merged with NCNB of Charlotte, North Carolina. Mr. Frye served on all of the above parent boards and state boards, and was also elected Chairman of First National Bank of Collier County. After the merger of C&S Sovran and NCNB, which became NationsBank, Mr. Frye served on the Florida/Georgia board of directors and chaired the trust committee. He has served as Trustee for Naples Community Hospital, co-chaired a fundraiser to build a satellite known as North Collier Hospital, Community
Foundation of Collier County, and Collier County Conservancy. He has also chaired the commercial United Way Fund Drive and was instrumental in the formation of Youth Haven.

     Polly M. Rogers, 63, is Vice Chairman of Citizens National. Up until January 2002, she had served as President of the Citizen National. Her banking career began in 1970 at The Vanderbilt Bank in Naples. The Vanderbilt Bank was purchased in 1979 by Exchange Bancorporation, Tampa, Florida, which was in turn purchased in 1981 by NCNB. Mrs. Rogers served as Vice President until 1986. In 1986, she was employed by Citizens National Bank of Naples, a $310 million community bank in Naples, Florida. Mrs. Rogers served as an Executive Vice President of that bank until April, 1994, when it merged with Amsouth
Bancorporation. In July, 1994, Mrs. Rogers became an organizer of Gulf Coast National Bank. Mrs. Rogers served as President and as a director of Gulf Coast until July 1996. Mrs. Rogers is active in the community and has served on numerous charitable boards and locally sponsored organizations. She is a member of Royal Poinciana Golf Club and an active member of The First Baptist Church of Naples.




                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

     Lorenzo Walker, 81, is a lifelong member of the Naples community. After serving in the military, Mr. Walker returned to Naples in 1946 and assisted in developing the zoning plan for the City of Naples. Along with his father and brother, Mr. Walker formed Walker Construction Company and began developing waterfront properties in Naples and Bonita Springs. Mr. Walker later formed James L. Walker Real Estate Inc., a local real estate brokerage firm. He has served the community in many different capacities, including Founding Director of Naples Community Hospital, member of Lee University, member of Advisory Council of the Lorenzo Walker Institute of Technology, the largest school in Collier County and is Director Emeritus of International College of Naples. Mr. Walker has also been active in local and state politics having served on the Board of County Commissioners, as a representative to the Florida House of Representatives, as Speaker Pro Tempore, and as Dean of the Florida House, the position he held when he retired in 1974. Mr. Walker has significant bank board experience, having been a founding director and director of FNB Naples from 1955-1976, a founding director and the Chairman of Citizens National Bank, Naples, in 1968, a founding director of Vanderbilt Bank, and director of the second Citizens National Bank of Naples in 1987.


NON-DIRECTOR
EXECUTIVE OFFICER

     Thomas M. Whelan, 52, Chief Financial Officer of Citizens Bancshares and Citizens National, began his community banking career in 1972 in Angola, New York, with Evans National Bank. He served as Auditor, Vice President and Auditor, and Senior Vice President and Cashier during his 14 years with Evans National Bank. In 1988, he assumed the Senior Vice President position responsible for financial and operational functions for The Village Bank, Chapel Hill, North Carolina. He joined Triangle Bank in Raleigh, North Carolina in 1993 and became Vice President, Director of Banking Services, where he managed Deposit Support, Loan Support, Check Image, Electronic Banking and Bookkeeping. During a sixteen-month period, there were seven merger/acquisitions, growth from $300 million to $800 million in assets and branch growth from 14 to 38 offices. In 1996, his family relocated to Southwest Florida where he joined Hendry County Bank as Vice President and Cashier. In May 1997, he was named President and Chief Executive Officer. Following the acquisition of Hendry County Bank by Florida Community Bank in February of 1998, he served as Executive Vice President in charge of Finance, Operations and Branch Administration. He joined Citizens Bancshares in April of 1999. Mr. Whelan received his Bachelor of Arts degree in business and management from Ohio Northern University in 1971. He is a 1982 honors graduate of the BAI School in Banking at the University of Wisconsin.

                          BENEFICIAL STOCK OWNERSHIP OF
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains information regarding the current beneficial ownership of Citizens Bancshares common stock of each director nominee, continuing director and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of vested stock options or warrants.

                           (Table to follow this page)


                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103


                                                                                               % of
                                                     Number of              Right to        Beneficial
Name                                              Shares Owned (1)         Acquire (2)       Ownership
-------------------------------------------------------------------------------------------------------
Donald R. Barber                                      20,000              1,300           1.77%
Joe B. Cox                                            23,530              9,801           2.75
Earl L. Frye                                          23,530              9,301           2.71
Stanley W. Hole                                       14,760              5,299           1.66
John B. James                                         23,530              9,301           2.71
LaVonne Johnson                                      103,350              9,301           9.30
Luc C. Mazzini, DDS                                   30,000              9,301           3.25
Michael L. McMullan                                   10,000             14,500           2.02
Polly M. Rogers                                       23,530             16,001           3.25
Bernard L. Turner                                     23,530              9,301           2.71
Lorenzo Walker                                        23,530              9,301           2.71
Thomas M. Whelan                                       1,000              6,000           0.58
All Directors and Executive Officers
as a Group (12 individuals)                          320,290            108,707          32.75%
-------------------------------------------------------------------------------------------------------
______________________

(1)      Includes shares for which the named person:
         o has sole voting and investment power,
         o has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes, but does not include shares that may be acquired by exercising stock options.
(2) Includes shares that may be acquired by exercising vested stock options and/or vested warrants.



                             EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

         o attract and retain qualified management;
         o meet short-term financial goals; and
         o enhance long-term shareholder value.

         We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer of that position. The Board of Directors determines the level of base salary and any incentive bonus for the Chief Executive Officer and other officers based upon competitive norms, derived from annual surveys published by several independent institutions or private companies specializing in analysis of financial institutions and holding companies. Such surveys provide information regarding compensation of officers and employees based on the size and geographic location of the institution or company and serve as a benchmark for determining executive salaries. Executive salaries and bonus ranges are set at or just above the median for executives at similar companies. Actual salary changes and discretionary bonus awards are based upon the Boards of Director's evaluation of our performance, the officer's responsibilities and individual performance standards.



                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

Personnel  Committee  Interlocks  and  Insider   Participation  in  Compensation
Decisions

     Michael L. McMullan, our President and Chief Executive Officer, also serves as a member of the Boards of Directors of Citizens Bancshares, Citizens National and Bank of Florida (In Organization). Mr. McMullan participated in the Boards' deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

Summary Compensation Table

     The following table sets forth compensation information regarding our Chief Executive Officer and our other executive officers who received compensation in 2001 of over $100,000.

                                                                     Summary Compensation Table
                                       --------------------------------------------------------------------------------------
                                                    Annual Compensation                                Long-Term
                                                                                                     Compensation
                                       ----------------------------------------------     -----------------------------------

         Name and                                                       Other Annual          Stock           All Other
    Principal Position      Year          Salary      Bonus (1)       Compensation(2)       Options(3)     Compensation(4)
    ------------------      ----          ------      ---------       ---------------       ----------     ---------------
Michael L. McMullan         2001       $ 142,921          -0-            $  13,062              -0-               -0-
Chief Executive Officer     2000         137,287          -0-               14,613             2,500              -0-
                            1999         113,856          -0-               13,142            30,000              -0-

Polly M. Rogers             2001       $ 107,856          -0-            $   4,176              -0-               -0-
Vice Chairman               2000         100,918          -0-               11,300              -0-               -0-
                            1999          64,310          -0-                7,075            20,000              -0-
_____________________

Explanation of Columns:

(1) Annual Cash Bonus Award - Annual incentive awards paid for results achieved during the calendar year, which were paid during the year or immediately following the years indicated.
(2) Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned, which includes automobile allowances and club membership costs.
(3) Stock Options - Grants of stock options made under Citizens Bancshares' 1999 Stock Option Plan.
(4) All Other Compensation - Compensation that does not fall under any of the aforementioned categories.

Incentive Stock Options

     Citizens Bancshares has granted options to purchase 100,700 shares of common stock under its 1999 Stock Option Plan to certain employees in accordance with the schedule set forth on the following page.






                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103


                                 Date of         Number          Exercise         Shares       Expiration
            Name                  Grant         of Shares          Price          Vested           Date
            ----                  -----         ---------          -----          ------           ----

Michael L. McMullan              8/24/99         30,000           $10.00          12,000          8/24/09
                                 5/17/01          2,500            10.00           2,500          5/17/11

Polly M. Rogers                  8/24/99         20,000            10.00           8,000          8/24/09

Craig D. Sherman                 8/24/99         20,000            10.00           8,000          8/24/09

Thomas M. Whelan                 8/24/99         15,000            10.00           6,000          8/24/09

All others as a group            Various         13,200            10.00           4,134          Various

Total                                           100,700                           40,634

Employment Agreements

     Citizens Bancshares and Citizens National have entered into individual and joint employment agreements with certain of their officers. The material features of these agreements are summarized below:

     Michael L. McMullan - entered into a joint employment agreement dated as of April 28, 1999, with Citizens Bancshares and Citizens National, pursuant to which Mr. McMullan serves as Chief Executive Officer of Citizens Bancshares and Citizens National. By mutual agreement, however, Mr. McMullan no longer serves as President of Citizens National. His current employment agreement provides for a term of three years and a base salary at an annual rate of $140,000. The employment agreement automatically renews at the end of each three year period, unless either party gives notice of non-renewal. Mr. McMullan's salary may be increased from time to time in the sole discretion of the Board of Directors of Citizens Bancshares, and Mr. McMullan is also be eligible to receive a bonus, which may not exceed 40% of his annual base salary. In addition, Mr. McMullan has been granted stock options (pursuant to the employment agreement) to purchase 30,000 shares of the common stock of Citizens Bancshares at an exercise price of $10.00 per share.

     In the event of a "change of control" of Citizens Bancshares, as defined in the employment agreement, Mr. McMullan will be entitled to give written notice to Citizens Bancshares of termination of his employment agreement and to receive a cash payment equal to 250% of his annual salary. In addition, he will be entitled to a cash payment equal to the excess, if any, of the aggregate market value of the number of shares of common stock of Citizens Bancshares subject to options held by Mr. McMullan in excess of the aggregate exercise price of all such options.

     The employment agreement provides that Citizens Bancshares may terminate Mr. McMullan's employment, with or without cause, but that in the latter case Mr. McMullan will receive a severance payment equal to the amount he would be entitled to in the event of a change in control, as described above. In addition, the employment agreement contains a non-compete provision which provides that in the event the employment contract is terminated by Citizens Bancshares or Citizens National without cause, or by Mr. McMullan, Mr. McMullan may not, without the prior written consent of Citizens Bancshares, either directly or indirectly serve as an employee of any financial institution within Broward, Collier, Dade, Lee or Palm Beach Counties for a period of 12 months after such termination.


                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

     Polly M. Rogers - entered into a joint one-year employment agreement on April 28, 1999, with Citizens Bancshares and Citizens National, pursuant to which Mrs. Rogers serves as the President of Citizens Bancshares and Citizens National. The employment agreement was subsequently extended to April 28, 2002. Under this contract, Mrs. Rogers receives a base salary at the annual rate of $100,000, which may be increased from time to time in the sole discretion of the Board of Directors of Citizens Bancshares. Mrs. Rogers is eligible to receive a performance bonus, which may not exceed 40% of her annual base salary. Mrs. Rogers has been granted stock options to purchase 20,000 shares of the common stock of Citizens Bancshares at an exercise price of $10.00 per share. In all other respects, Mrs. Rogers' contract is identical to that of Mr. McMullan's contract, including the entitlement to receive a cash payment equal to 250% of her annual salary in the event of a "change in control" as defined in the employment agreement. On November 1, 2001, Mrs. Rogers stepped down as President of Citizens Bancshares and in January 2002, she stepped down as President of Citizens National. She now serves as Vice Chairman of Citizens National.

     John B. James - entered into an employment agreement, dated as of October 1, 2001, with Citizens National, pursuant to which Mr. James serves as the Chief Executive Officer of Citizens National. Mr. James also began serving as President of Citizens National in January 2002. Under this contract, which has a one- year term, Mr. James is to receive an initial base salary at an annual rate of $147,800, which may be increased from time to time in the sole discretion of the Board of Directors of Citizens National. In addition, Mr. James is eligible to receive a bonus which may not exceed 40% of his annual base salary. In all other respects, Mr. James' contract is identical to that of Mr. McMullan's contract, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.

     Craig D. Sherman - entered into a joint employment agreement, dated as of May 3, 1999, with Citizens Bancshares and Citizens National, pursuant to which Mr. Sherman serves as the Senior Lender of Citizens National. Under this contract, which has a three-year term, Mr. Sherman is to receive an initial salary at an annual rate of $90,000, which may be increased from time to time in the sole discretion of the Board of Directors of Citizens National. The employment agreement automatically renews at the end of each three-year period, unless either party gives notice of non-renewal. In addition, Mr. Sherman is eligible to receive a bonus which may not exceed 40% of his annual base salary. Mr. Sherman has been granted stock options to purchase 20,000 shares of the common stock of Citizens Bancshares at an exercise price of $10.00 per share. In all other respects, Mr. Sherman's contract is identical to that of Mr.
McMullan's contract, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in his employment agreement.

     Thomas M. Whelan - entered into a joint one-year employment agreement on April 28, 1999, with Citizens Bancshares and Citizens National, which has been extended through April 2002. Mr. Whelan currently serves as the Chief Financial Officer of Citizens Bancshares and Citizens National. Under this contract, Mr. Whelan is to receive an initial salary at the annual rate of $75,000, which may be increased from time to time in the sole discretion of the Board of Directors of Citizens Bancshares. Mr. Whelan is eligible to receive a performance bonus, which may not exceed 40% of his annual base salary. Mr. Whelan has been granted stock options to purchase 15,000 shares of common stock of Citizens Bancshares at an exercise price of $10.00 per share. In all other respects, Mr. Whelan's contract is identical to that of Mr. McMullan's contract, including entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.


                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of our directors, executive officers and their immediate family members are also customers of Citizens National, and it is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between Citizens Bancshares, Citizens National and its directors, executive officers and their immediate family members, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, loans to directors, executive officers and their immediate family members represented approximately $1.9 million, or approximately 2.8% of the total loan portfolio, all of which are current and performing according to their terms.


                                   PROPOSAL II
                     AMENDMENT TO ARTICLES OF INCORPORATION

     In October, 2001, we changed our name from Citizens Bancshares of Southwest Florida, Inc. to Citizens Bancshares of South Florida, Inc. As this change involved only the deletion of the geographic term "west," Florida law permitted the Board of Directors to unilaterally take that action. We are now seeking your approval to change our corporate name to Bancshares of Florida, Inc. A copy of the proposed amendment is included in this Proxy Statement as Exhibit A.

     On November 9, 2001, we submitted an Application for Authority to Organize a Bank to the Florida Department of Banking and Finance for Bank of Florida (In Organization). If that application is approved and deposit insurance is obtained from the Federal Deposit Insurance Corporation, Bank of Florida will operate in Ft. Lauderdale, Florida. We are also in the process of organizing a Florida-chartered trust company, Florida Trust Company, which will have offices in both Naples and Ft. Lauderdale, Florida. When our planned Ft. Lauderdale locations are considered in tandem with Citizens Bancshares' and Citizens National's Naples, Florida headquarters, we will have a banking and corporate presence on both the east and west coasts of Florida. We believe that the name Bancshares of Florida, Inc., more accurately reflects our corporate mission and locations. This will be especially true if we undertake further geographic expansion through bank branches, additional de novo banks, or other diversified subsidiaries.

     This amendment will be adopted if the votes cast in favor of it exceed those cast against the amendment.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
      Amending the Articles of Incorporation to Change Our Corporate Name.
--------------------------------------------------------------------------------





                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                                  PROPOSAL III
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
                    FOR FISCAL YEAR ENDING DECEMBER 31, 2002

     The independent auditor for Citizens Bancshares and Citizens National for the fiscal year ended December 31, 2001, was Hill, Barth & King, LLC. The Board of Directors presently intends to renew our arrangements with Hill, Barth & King, LLC to be our auditor for the fiscal year ending December 31, 2002, subject to shareholder approval. A representative of the firm is expected to be present at the Annual Meeting. He or she will be given an opportunity to make a statement and will be available to answer appropriate shareholder questions.

     During 2001, Hill, Barth & King, LLC billed us $58,948 for audit services and financial statement reviews and $4,413 for tax preparation services. The Audit Committee does not believe that our payment for tax services impairs Hill, Barth & King, LLC's independence in conducting its audits.

     In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of Citizens Bancshares' common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hill, Barth & King, LLC, the Board of Directors will consider the selection of other auditors.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
     the Ratification of the Appointment of Hill, Barth & King, LLC, as the
        Independent Auditor for the Fiscal Year Ending December 31, 2002.
--------------------------------------------------------------------------------



                                   PROPOSAL IV
                          ADJOURNMENT OF ANNUAL MEETING

     The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve any of Proposals I, II or III. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
             the Approval of the Adjournment of the Annual Meeting.
--------------------------------------------------------------------------------


                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in our proxy materials for the 2003 Annual Meeting, a shareholder's proposal to take action at such meeting must be received at our main office at 3401 Tamiami Trail North, Naples, Florida 34103, on or before November 29, 2002. Proposals must comply with the Securities and Exchange Commission's proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                                  SOLICITATION

     The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Citizens Bancshares. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

                                LEGAL PROCEEDINGS

     Neither Citizens Bancshares nor Citizens National is or has during the last year, been involved in any litigation or legal proceeding other than in the normal course of business.

                        AVAILABILITY OF OTHER INFORMATION

     Accompanying this Proxy Statement is our 2001 Annual Report, which includes Citizens Bancshares' audited financial statements. The Annual Report also serves as Citizens National's Annual Disclosure Statement. Additional copies of the Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Thomas M. Whelan, Chief Financial Officer, Citizens Bancshares of South Florida, Inc., 3401 Tamiami Trail North, Naples, Florida 34103, telephone number (941) 643-4646.

     We currently file periodic reports (including From 10-KSBs and Form 10-QSBs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The
Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by Citizens Bancshares is also available for review on this website. The address of the website is www.sec.gov.
                                                                    ------------


CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.
March 29, 2002

                           ---------------------------

           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                              ARTICLE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.

Pursuant to the provisions of Section 607.1002 and Section 607.1006, Florida Statutes, Citizens Bancshares of South Florida, Inc. adopts the following Article of Amendment to its Articles of Incorporation:

Amendment adopted:

         Article I of the Amended and Restated Articles of Incorporation of Citizens Bancshares of South Florida, Inc. is hereby amended as follows:

              o The name of the corporation is "Bancshares of Florida, Inc."

The foregoing Amendment was adopted by affirmative vote of a sufficient number of the single class of shareholders of Citizens Bancshares of South Florida, Inc. at its 2002 Annual Meeting of Shareholders held on April 25, 2002.

     IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation executed this Article of Amendment on this ____ day of April, 2002.


                                    CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.


                                    ___________________________________
                                    Michael L. McMullan
                                    President and Chief Executive Officer


                           ---------------------------
           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                                    EXHIBIT A

                   CITIZENS BANCSHARES OF SOUTH FLORIDA, INC.

                                 REVOCABLE PROXY
                       2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Michael L. McMullan and John B. James, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Citizens Bancshares of South Florida, Inc. ("Citizens") which the undersigned may be entitled to vote at the 2002 Annual Meeting of Shareholders to be held at the Collier Athletic Club located at 710 Goodlette Road, Naples, Florida 34102, on April 25, 2002, at 4:00 p.m., or at any adjournment thereof.

The undersigned shareholder may revoke this Proxy at any time before it is voted by: delivering to Citizens a written notice of revocation; delivering to Citizens a duly executed Proxy bearing a later date; or by attending the Annual Meeting and voting in person.

                  THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:


                                                                                             WITHHOLD
PROPOSAL I: The election of four Class I members of the Board of       FOR                   AUTHORITY
Directors, each to serve a three-year term.                            ---                   ---------
                                                                       [ ]                      [ ]

    INSTRUCTION. To withhold your vote for any individual nominee, strike a line through the nominee's name listed below.


Stanley W. Hole     LaVonne Johnson     Luc C. Mazzini, DDS     Donald R. Barber


PROPOSAL II: The amendment of Citizens' Articles of Incorporation to         FOR                   AGAINST             ABSTAIN
change Citizens' corporate name to Bancshares of Florida, Inc.               [ ]                     [ ]                 [ ]

PROPOSAL III: The ratification of the selection of Hill, Barth & King,       FOR                   AGAINST             ABSTAIN
LLC, as the independent auditors for Citizens for the fiscal year ending     [ ]                     [ ]                 [ ]
December 31, 2002.

PROPOSAL IV: The adjournment of the Annual Meeting to solicit                FOR                  AGAINST              ABSTAIN
additional proxies in the event there are not sufficient votes to approve    [ ]                     [ ]                 [ ]
Proposals I, II or II.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Annual Meeting, or at any adjournment thereof, unless indicated otherwise by marking this box o.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

When shares are held jointly, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. The undersigned acknowledges receipt from Citizens, prior to the execution of the Proxy, an Annual Report, a Notice of the Annual Meeting and a Proxy Statement dated March 29, 2002.


 --------------------------           Signature: _______________________________
|                          |
|                          |          Signature if held jointly:________________
|         STICKER          |
|                          |          Date: ____________________________________
|                          |
 --------------------------



             -------------------------------------------------------
            |Please mark, sign, date and return this Revocable Proxy| |promptly, using the enclosed envelope. If you receive| |more than one, please sign and return all Revocable|
            |Proxies.                                               |
             -------------------------------------------------------




                           ---------------------------
           CITIZENS BANCSHARES OF SOUTH FLORIDA, INC. PROXY STATEMENT
                3401 Tamiami Trail North o Naples, Florida 34103

                                    EXHIBIT A